INVESTMENT BANKING AGREEMENT

THIS **AGREEMENT** (the "**Agreement**") is entered into as of this 22nd day of August, 2013 (the "**Effective Date**") by and between **SOCIAL REALITY, INC.**, a Delaware corporation, with its principal address at 225 Santa Monica Blvd., 6th Floor, Santa Monica, CA 90401 (hereafter the "**Client**") and **T.R. WINSTON & COMPANY, LLC.**, a Delaware limited liability company, with its principal address at 376 Main Street, P.O. Box 74, Bedminster, NJ 07921 (the "**Banker**").

WITNESSETH:

WHEREAS, the Client desires to retain the Banker and the Banker desires to be retained by the Client pursuant to the terms and conditions hereinafter set forth; and

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is hereby agreed as follows:

SECTION 1. RETENTION.

1.1 **Appointment**. The Client hereby initially retains the Banker as the Client's non-exclusive investment banker to perform the services set forth in Section 1.3 below (referred to herein as the "**Services**") throughout the Term, as defined in Section 3 below. The Banker hereby accepts such retention and shall provide the Services to the Client throughout the Term in accordance with the terms and conditions of this Agreement.

1.2 **Reporting**. Throughout the Term, the Banker shall report directly to the Chief Executive Officer or to any other senior officer designated in writing by the Chief Executive Officer t of the Client.

1.3 **Services**. The Banker shall render such advice and services to the Client concerning equity and/or debt financings, strategic planning, and business development activities, as are customary, including, without limitation, to the following:

(a) review of the business, operations, and historical and projected financial and operating performance of the Client (based upon management's forecast of financial performance) to enable the Banker to advise the Client;

(b) assist the Client to formulate an effective strategy to meet the Client's working capital and capital resource needs.

1.4 **Client Disclosures**. The Client, by its Chief Executive Officer, hereby undertakes to honestly and accurately complete, sign, and return to the Banker the disclosure form attached hereto in **Exhibit B** on the Effective Date of this Agreement.

SECTION 2. COMPENSATION.

Company CM Banker [signature]

2.1 **Warrant Fee**. The Client shall issue to the Banker a five (5) year warrant to purchase two hundred fifty thousand (250,000) shares of the Client's common stock. The exercise price of the warrants shall be equal to the exercise price of warrants subsequently issued in an organized distribution of the Client's securities; provided, however, that if no such organized distribution occurs within twelve (12) months from the date of the Agreement, the exercise price of the warrant shall be at an exercise price equal to $0.75 per share upon the execution of this Agreement. The form of such warrant is attached as **Exhibit A**.

SECTION 3. TERM AND TERMINATION.

3.1 This Agreement shall be valid for a period of three (3) three years from the Effective Date (the "**Initial Term**"), unless otherwise terminated in accordance with the terms of this Agreement, which Initial Term may be terminated by either party upon thirty (30) days prior written notice to the other, without cause, with cause, as contemplated below, or extended beyond the Initial Term by mutual agreement in writing (the "**Term**").

3.2 **Termination for Cause**. This Agreement may be terminated by either party for Cause on one (1) day written notice. "Cause" shall mean (1) violation of a federal or state law or regulation by either party; (2) commencement of an investigation by FINRA, the SEC, the Department of Justice, or any other governmental agency or instrumentality against either party or any subsidiary, employee, consultant, or affiliate of either party; or (3) reasonable suspicion or evidence or fraud, insider trading, material misrepresentations, or other criminal conduct or activities by any employee, consultant, or agent of either party; provided that, for purposes of this provision, any matter involving a former officer or director of Client shall not constitute Cause under this Agreement.

SECTION 4. CONFIDENTIAL INFORMATION.

4.1 **Confidential Information**. The Banker agrees that during and after the Term, it will keep in strictest confidence, and will not disclose or make accessible to any other person without the written consent of the Client, the Client's data, services and technology, both current and under development, prospect lists, trade secrets and other confidential and/or proprietary business information of the Client or any of its clients and third parties including, without limitation, Proprietary Information (as defined in Section 9) (all of the foregoing is referred to herein as the "**Confidential Information**"). The Banker agrees (a) not to use any such Confidential Information for itself or others, except in connection with the performance of its duties hereunder; and (b) not to take any such material or reproductions thereof from the Client's facilities at any time during the Term except, in each case, as required in connection with the Banker's duties hereunder.

4.2 **Excepted Information**. Notwithstanding the foregoing, the parties agree that the Banker is free to use (a) information in the public domain not as a result of a breach of this Agreement, (b) information lawfully received from a third party who had the right to disclose such information without any obligation of confidentiality and (c) the Banker's own independent skill, knowledge, know-how and experience to whatever extent and in whatever way he wishes, in each case consistent with his obligations as the Banker and that, at all times, the Banker is free to conduct any research relating to the Client's business.

Company CM Banker [initials]

SECTION 5. OWNERSHIP OF PROPRIETARY INFORMATION.

5.1 **Owned by Client**. The Banker agrees that all information that has been created, discovered or developed by the Client, its subsidiaries, affiliates, licensors, licensees, successors or assigns (collectively, the "**Affiliates**") (including, without limitation, information relating to the development of the Client's business created, discovered, developed by the Client or any of its affiliates during the Term, and information relating to the Client's customers, suppliers, Bankers, and licensees) and/or in which property rights have been assigned or otherwise conveyed to the Client or the Affiliates, shall be the sole property of the Client or the Affiliates, as applicable, and the Client or the Affiliates, as the case may be, shall be the sole owner of all patents, copyrights and other rights in connection therewith, including without limitation the right to make application for statutory protection.

5.2 **Proprietary Information Defined**. All the aforementioned information is hereinafter called "**Proprietary Information**." By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, structures, inventions, designs, ideas, works of authorship, copyrightable works, trademarks, copyrights, formulas, improvements, inventions, marketing plans, merger and acquisition targets, strategies, forecasts, blueprints, sketches, records, notes, devices, drawings, customer lists, patent applications, continuation applications, continuation-in-part applications information about the Client's Affiliates, its employees and/or Bankers (including, without limitation, the compensation, job responsibility and job performance of such employees and/or Bankers).

5.3 **Banker Information**. All original content, proprietary information, trademarks, copyrights, patents or other intellectual property created by the Banker that does not incorporate or reference the Client's Proprietary Information, shall be the sole and exclusive property of the Banker.

SECTION 6. INDEMNIFICATION. The Client represents that all materials provided or to be provided to the Banker or any third party regarding the Client's financial affairs or operations shall be, when provided and taken as a whole, truthful and accurate in all material respects and in compliance in all material respects with any and all applicable federal and state securities laws.

6.1 **Restrictions on Settlement**. No party shall pay, settle or acknowledge liability under any such claim without consent of the party liable for indemnification, and shall permit the Client or the Banker, as applicable, a reasonable opportunity to cure any underlying problem or to mitigate actual or potential damages. The scope of this indemnification between the Banker and the Client shall be limited to, and pertain only to certain transactions contemplated or entered into pursuant to this Agreement.

6.2 **Defense of Actions**. The Client or the Banker, as applicable, shall have the opportunity to defend any claim for which it may be liable hereunder, provided it notifies the party claiming the right to indemnification in writing within fifteen (15) days of notice of the claim.

6.3 **Limit on Consequential Damages**. The parties acknowledge and agree that neither party shall be liable to consequential, incidental, or other indirect damages, except as may be expressly provided for in this Agreement.

Company CM Banker [initials]

SECTION 7. NOTICES. Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been duly given: (a) upon facsimile transmission (with written transmission confirmation report) at the number designated below; (b) when delivered personally against receipt therefore; (c) one (1) day after being sent by Federal Express or similar overnight delivery; or (d) five (5) business days after being mailed registered or certified mail, postage prepaid. The addresses for such communications shall be as set forth below or to such other address as a party shall give by notice hereunder to the other party to this Agreement.

If to the Client:	Social Reality, Inc. Po Box 1010 Santa Monica, CA 90406 Telephone: 323-601-1145 Telecopy: Attn: Chris Miglino chris.miglino@gmail.com
If to the Banker:	T.R. Winston & Company, LLC 1999 Avenue of the Stars, Suite 2550 Los Angeles, CA 90067 Telephone: 310-424-1999 Telecopy: 310-424-1990 Attention: G. Tyler Runnels (tr@trwinston.com) Karen Ting (karen@trwinston.com)

SECTION 8. STATUS OF BANKER. The Banker shall be deemed to be an independent contractor and, except as expressly agreed in writing or as specifically authorized in this Agreement, shall have no authority to act for on behalf of or represent the Client. Client acknowledges and expressly understands that Banker is not and shall not be deemed a fiduciary of the Client and it is expressly understood and acknowledged that no fiduciary relationship between Banker and Company exists nor shall be created by this Agreement, nor by performance of the Services by Banker. This Agreement does not create a partnership or joint venture. Banker represents and warrants to Client that it holds all necessary legal, regulatory and SRO qualifications and registrations to undertake its obligations hereunder.

SECTION 9. OTHER ACTIVITIES OF BANKER. The Client recognizes that the Banker now renders and may continue to render financial consulting and other investment banking services to other companies that may or may not conduct business and activities similar to those of the Client. Nothing in this Agreement shall prevent or prohibit the Banker from working with any other person or entity (a "**Third Party**") at any time, regardless of whether any such Third Party is in the same or similar industry as the Client. The Banker shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary in order to provide the Services hereunder.

SECTION 10. MISCELLANEOUS.

Company CM Banker [initials]

10.1 **Successors and Assigns**. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and any of the rights, interests or obligations hereunder may not be assigned by either party without the prior written consent of the opposing party, which consent shall not be unreasonably withheld.

10.2 **Severability of Provisions**. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

10.3 **Entire Agreement; Modification**. This Agreement and the exhibits hereto contain the entire agreement of the parties relating to the subject matter hereof, and the parties hereto and thereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No amendment or modification of this Agreement shall be valid unless made in writing and signed by each of the parties hereto.

10.4 **Non-Waiver**. The failure of any party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith; and the said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of any party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

10.5 **Remedies for Breach**. The Banker and Client mutually agree that breach of this Agreement by the Banker or the Client may cause irreparable damage to the other party and/or their affiliates, and that monetary damages alone would not be adequate and, in the event of such breach or threat of breach, the damaged party shall have, in addition to any and all remedies at law and without the posting of a bond or other security, the right to an injunction, specific performance or other equitable relief necessary to prevent or redress the violation of either party's obligations under such Sections. The parties hereby agree to waive any claim or defense that an adequate remedy at law is available. The prevailing party in any action shall be entitled to attorneys' fees and court costs.

10.6 **Governing Law**. The parties hereto acknowledge that the transactions contemplated by this Agreement bear a reasonable relation to the state of California. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the state of New York without regard to such state's principles of conflicts of laws.

10.7 **Choice of Forum**. The parties irrevocably and unconditionally agree that the exclusive place of jurisdiction for any action, suit or proceeding ("**Actions**") relating to this Agreement shall be in the state or federal courts situated in the county of Los Angeles, and State of California. Each party irrevocably and unconditionally waives any objection to the venue of any Action brought in such courts or to the convenience of the forum.

Company CM Banker [signature]

10.8 **Headings**. The headings of the Sections are inserted for convenience of reference only and shall not affect any interpretation of this Agreement.

10.9 **Counterparts**. This Agreement may be executed in counterpart signatures, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

10.10 **Survival**. Sections 2-10 shall survive any termination of this Agreement.

Company CM Banker ____

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

SOCIAL REALITY, INC.

By: ______________________
Name: Chris Miglino
Title: Chief Executive Officer

T.R. WINSTON & COMPANY, LLC

By: ______________________
Name: G. Tyler Runnels
Title: Chairman & CEO

Company____ Banker____

EXHIBIT A

PLEASE SEE ATTACHED WARRANT

Company CM Banker [signature]